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                                                    EXHIBIT 10.05



                          OLD NATIONAL BANCORP
                  EXECUTIVE SHORT TERM INCENTIVE PLAN





  OVERVIEW

      The Executive Short Term Incentive Plan ("Plan") is designed and implemented effective January 1, 1996 to motivate key executives, with broad decision-making responsibility, to achieve high-level predetermined business/financial performance objectives and to accomplish significant predetermined individual performance objectives which support business plans and goals. The Plan will provide annual cash incentive payments contingent upon the achievement of these objectives.

  OBJECTIVES

      The Old National Bancorp Short Term Incentive Plan is designed to:

           1. Improve executive focus in decision-making on what is in Old National Bancorp's best interests.
           2. Attract, retain and motivate the highest caliber of management/executive talent.
           3. Support achievement of individual affiliate annual budgets.
           4. Promote profitability, growth and expense control.
           5.   Be fair to participants and shareholders.
           6. To produce competitive and appropriate levels of total cash compensation when combined with base salaries.

  ELIGIBILITY

      Participation in the Plan is limited to key executives with Corporate, Regional, Affiliate or Subsidiary responsibilities who are:

           1. Exempt employees at a minimum salary grade 32 and above who have broad decision making responsibilities within their respective organizations. Minimum Salary Grade levels for participation may be set at higher level for select business units or affiliates as determined and approved by the Old National Bancorp Chief Executive Officer.

           2. Assigned or transferred to position of greater or lesser incentive level will have an award that is pro-rated based on the time (whole months) employed in each different level.
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           3.   Employees below the minimum grade level
                requirements and whose job duties are increased prior to July 1 of the Plan year resulting in an increase in the employee's salary grade level at or above the minimum requirements, will participate in the Plan for the current Plan Year. Employees will not participate in the Plan if the job duties change after July 1. The Bancorp Chief Executive Officer and President are responsible for granting final approval of any such changes.

           4. Have a year-end "acceptable" performance rating of "3" or higher.

           5.   Employed for the full Plan year.

  BUSINESS/FINANCIAL PERFORMANCE

      Net Income Targets will be established for Corporate and all Affiliate locations at "stretch" levels that represent significant results. These goals, when achieved, will produce results ensuring the success of Old National Bancorp and the accomplishment of its strategic objectives.

      Short Term Incentive payments will be based on Net Income results that are (plus or minus) 6% from the Net Income Target. A minimum payout (Threshold) is earned when Net Income results are 6% less than target. A maximum payout is earned when Net Income results are +6% of the Net Income Target. Participants will receive incrementally greater incentive payments for net income results that are above Threshold Net Income but below or equal to the Maximum Net Income.

      Corporate and affiliate profitability goals will reflect
      Bancorp Management Committee's collective best judgement regarding market conditions and opportunities.

      No incentive award will be payable for a Plan year unless at least one applicable Threshold Net Income performance level (Corporate, Regional or Affiliate) or other financial goal for Non-Income related Affiliates is met.

      A.   Corporate Targets

           Profitability goals will be based on an Annual Net Income Target. The Corporate Targeted Annual Net Income will be derived from the Annual Return on Equity Target established for Restricted Stock (Long Term Incentive) Plan purposes. Targets are a "stretch" above the budgeted net income.

           The Corporate Return on Equity target will be approved annually by the Compensation Committee of Old National Bancorp's Board of Directors.

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      B.   Affiliate/Subsidiary Targets

           1.   Banking, Trust, Finance and Insurance Companies:
                Profitability goals will be determined during the annual budget and planning process. Profitability will be measured by a Net Income Target as determined by the Bancorp Management Committee.

           2.   Old National Service Corporation:
                A financial goal will be established that is related to expense control and the achievement of key strategic objectives.

  PERSONAL PERFORMANCE

      Individual performance will be measured in terms of each participant's achievement of generally three to four key individual goals, mutually determined in advance with the participant's immediate supervisor and approval by the next level of management. These key goals are generally an outcome of the management objectives identified and established during the year-end performance evaluations.

      Final determination of the individual goal achievement will be determined at year-end by the supervising manager using the following rating scale.

                CATEGORY                 OVERALL GOALS ACHIEVED
           1.   Did not meet goals            (Less than 50%)
           2.   Met minimum goals             (50%+)
           3.   Met most goals                (75%+)
           4.   Met all goals                 (100%)

      Final approval of the supervisor's rating must be granted by the next level of management.

      Guidelines concerning the establishment, approval and record keeping of Personal Goals will be established and communicated to Plan participants by the Vice President, Human Resources, Old National Bancorp.

  ESTABLISHING PERFORMANCE GOALS

      Financial Objectives will be established by the Bancorp
      Management Committee annually considering the following guidelines:

                                Incentive       Odds of
         Level      Results      Payable       Attainment

       Threshold   Acceptable     Modest          80%
        Target     Very Good    Significant       50%
        Maximum    Outstanding    Maximum         20%

                                  -3-
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  INCENTIVE COMPENSATION LEVELS AND TARGET AWARDS

      Corporate Incentive Award payout levels will be established at levels reflective of Financial Services
      Industry compensation practices.

      Incentive compensation levels as a percent of base salary for the current Plan Year are:

       Level     Positions                   Threshold  Target  Maximum

       Level 1   Salary Grades 38 and above      15%      30%     45%
       Level 2   Salary Grades 32 to 37          10%      20%     30%

       Base salary represents the regular salary paid to the participant during the Plan Year, but excludes all other forms of compensation, including but not limited to restricted stock, trust referral fees, relocation allowances, etc.

  PERFORMANCE WEIGHTING

       While incentive plans at the corporate and regional/affiliate levels are similar, there are differences in the "Performance Weighting" for each Category. Each Participant will be assigned to only one
       Category.

       CATEGORY       PERFORMANCE WEIGHTING

       Corporate      1.   Ninety percent (90%) of the incentive award
                           will be based on overall Corporate Net Income results.

                      2. Ten percent (10%) of the incentive award will be based on the completion of individual goals.

       Affiliate      1.   Seventy percent (70%) of the incentive
                           will be based on Affiliate Net Income
                           results or other financial measures
                           for non-income producing
                           Affiliates/Divisions.

                      2.   Twenty Percent (20%) of the Incentive
                           Award will be based on the overall
                           corporate Net Income Results.

                      3.   Ten percent (10%) of the incentive
                           award will be based on the completion
                           of Individual Performance Goals.

       Regional       1.   Sixty Percent (60%) of the incentive
                           award will be based on aggregate Net
                           Income results for the Affiliates
                           assigned to a Regional Executive.

                      2.   Twenty Percent (20%) of the Incentive
                           Award will be based on overall
                           corporate Net Income Results.

                      3.   Ten Percent (10%) of the incentive
                           award will be based on the completion
                           of Individual Performance Goals.

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  OTHER PROVISIONS

       Other Short Term Incentive Plans
       Participants in the Short Term Incentive Plan are not eligible for participation in any other "Bankwide" or "Gainsharing" Short Term Incentive Programs established for employees who are below a Salary Grade 32.

       Retirement and Disability
       Participants who retire or are permanently disabled during the calendar year may receive all or part of their normal incentive payment, based on the discretion of the Chairman and CEO (and the Compensation Committee in cases involving an Old National Bancorp Senior Vice President or above). In no event, however, will the incentive payment received be less than the pro-rated amount based on length of employment during the year. The same consideration will be granted to the heirs or assigns of a deceased participant. The pro-rated amount will be based on the participant's whole months of service completed. For example, a participant retires on September 20. If approved, the minimum incentive payment to this participant is 8/12th of the participant's normal incentive payment based on financial results for the Plan Year.

       Other Terminations
       A Participant who terminates employment for any reason other than retirement, death or permanent disability during the calendar year will forfeit the entire annual incentive payment for that year, unless determined otherwise by the Chairman and CEO (and the Compensation Committee in cases involving a Bancorp Senior Vice President or above).

       Retirement and Other Benefit Plans Exclusion
       Incentive Awards will not be treated as eligible compensation for Retirement (Pension) Plan, Profit
       Sharing Plan or other Benefit Plan purposes.

  ANNUAL INCENTIVE PLAN PAYMENTS

       All Plan calculations will be based on calendar year financial results as reported to the Board of Directors and subsequently approved by the Old National Bancorp
       Compensation Committee.

       Annual bonus payments will be paid in cash (through payroll) to each participant by their respective business unit as close as possible to within sixty (60) days following the end of the Plan Year.

  PLAN ADMINISTRATION

       Administration of the Plan is shared among the following authorities:

       A.   Board of Directors Compensation Committee
            The Compensation Committee has the ultimate authority for the Plan and shall annually monitor and approve the following:

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            1.   Participation Levels
            2.   Corporate and Affiliate Financial Targets
            3.   General Plan Design
            4.   Short Term Incentive Payments

            The Board Compensation Committee reserves the right to adjust financial (Corporate or Affiliate) targets and/or payout for significant non-recurring events as recommended by Management.

       B.   Bancorp Management Committee will:
            1. Recommend incentive award payout ranges for each level.
            2.   Recommend annual Corporate and Affiliate Net
                 Income Targets and other financial objectives as desired.

       C. Vice President, Human Resources (Old National Bancorp) is responsible for the general administration of the Plan. This includes, but is not limited to:
            1.   Record keeping,
            2.   Goal setting procedures,
            3.   Periodic progress reports,
            4.   Processing incentive plan payments, and
            5.   Reports and/or recommendations to the Management
                 Committee and Board Compensation Committee concerning Industry compensation practices.

  PLAN AMENDMENT

       The Executive Short Term Incentive Plan may at any time or from time to time be amended, modified, suspended or terminated by the Compensation Committee of the Board of Directors, except that no amendments, modification or termination may adversely affect the Incentive Payments that were earned as of the end of the Plan year.


  APPROVED BY:


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  John N. Royse                   Ronald B. Lankford
  Chairman and CEO                President and COO


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  Date                            Date








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